UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 9, 2010

LEAPFROG ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31396	95-4652013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6401 Hollis Street, Suite 100 Emeryville, California	94608-1071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On February 9, 2010, the Board of Directors (the “Board”) of LeapFrog Enterprises, Inc. (the “Company”) approved a series of management succession arrangements. Pursuant to these arrangements, effective March 1, 2010, (i) Jeffrey Katz’s position with the Company will transition from Chairman of the Board and Chief Executive Officer to the newly created position of Executive Chairman of the Board, (ii) William B. Chiasson’s role will transition from Chief Financial Officer to President and Chief Executive Officer, (iii) Mark Etnyre’s role will transition from Controller to Chief Financial Officer (principal financial officer), and (iv) Michael Dodd’s role will transition from Senior Vice President, Supply Chain and Operations, to Chief Operating Officer. The Company expects that Mr. Chiasson will also be elected to serve as a member of the Board effective March 1, 2010.

Mr. Chiasson, age 57, has served as the Company’s Chief Financial Officer since November 2004. Prior to joining the Company, he served as Senior Vice President and Chief Financial Officer of Levi Strauss & Co., a marketer of apparel, from August 1998 to December 2003. From January 1988 to August 1998, Mr. Chiasson served in varying capacities with Kraft Foods, Inc., a division of Phillip Morris Companies and a manufacturer and seller of branded foods and beverages, most recently as Senior Vice President, Finance and Information Technology. From June 1979 to January 1988, Mr. Chiasson served in varying capacities with Baxter Healthcare, most recently as its Vice President and Controller for the Hospital Group. Mr. Chiasson received his B.A. from the University of Arizona and his M.B.A. from the University of Southern California.

Mr. Etnyre, age 42, joined the Company in December 2007. Prior to joining the Company, Mr. Etnyre served in varying financial-related capacities with Microsoft Corporation, a publicly held software company, including most recently as the Senior Controller of the OEM Division from 2001 to 2007 and from 1997 to 2001 as Financial Controller and Compliance Manager of Microsoft Licensing, Inc., a wholly owned subsidiary of Microsoft Corporation. Prior to joining Microsoft Corporation, Mr. Etnyre was a senior manager with Deloitte & Touche, LLP. Mr. Etnyre received his B.S. from Indiana University and is a certified public accountant.

Mr. Dodd, age 50, has served as the Company’s Senior Vice President, Supply Chain and Operations since April 2005. Prior to joining the Company, he co-founded Executive Technology, Inc., a value-added reseller and system integrator of information technology products, and served as its Chief Operating Officer from September 2003 through April 2005. From May 2002 to September 2003, Mr. Dodd served as Executive Vice President, Chief Marketing Officer and Chief Operating Officer at Targus Group International, Inc., a provider of mobile personal computers and wireless accessories. Mr. Dodd was a Vice President, Operations at Juniper Networks, Inc., a manufacturer of internal protocol, or IP, routers from September 2000 to May 2002. From November 1989 to September 2000, Mr. Dodd served in various capacities at Compaq Computer Corporation, a manufacturer of personal computers, most recently as Managing Director of operations and strategic procurement for the Presario personal computer business. Mr. Dodd received his B.B.A. from Texas A&M University.

Following Mr. Katz’s transition from employee to non-employee director, he will receive compensation on the same terms as other non-employee directors, except that he will not receive the automatic initial stock option ordinarily received by new non-employee directors under the Company’s non-employee directors’ stock award plan, nor will he receive any award under that plan in respect of his service as a non-employee director through February 28, 2011. Mr. Katz’s currently outstanding equity awards will continue to vest on the basis of his service as a director in accordance with their existing terms, except that the stock option granted in May 2009 covering 929,400 shares will be modified such that the maximum number of shares that may become exercisable is limited to 232,350 and certain other vesting and exercisability provisions of that option will be modified to adapt to Mr. Katz’s change of status.

In connection with Mr. Chiasson’s appointment to the positions of President and Chief Executive Officer, his annual salary will be increased to $450,000. Mr. Chiasson will be eligible to earn an annual performance-based bonus for each Company fiscal year beginning with fiscal year 2010, with a target of 75%, and maximum of 150%, of his base salary for such fiscal year. Such bonuses will be determined in the discretion of the Board of Directors, based on personal performance and the Company’s performance, pursuant to objectives and other metrics established by the Board of Directors of the Company. Mr. Chiasson will also receive (i) an option to purchase 150,000 shares of the Company’s common stock at an exercise price equal to the stock’s fair market value on the date of the grant and (ii) a grant of 150,000 restricted stock units. The stock option will vest in 48 equal monthly installments beginning on March 1, 2010, and one-half of the restricted stock units will vest on March 1, 2011, with the other half vesting in 12 equal monthly installments beginning on April 1, 2011, in each case subject to Mr. Chiasson’s continued service to the Company. The vesting of Mr. Chiasson’s equity awards is subject to acceleration in the event of a change in control of the Company. In addition, if the Company terminates Mr. Chiasson’s employment without “cause” or if Mr. Chiasson terminates his employment for “good reason,” as such terms are defined by agreement, the Company will be obligated to make severance payments equal to 12 months (24 months if in connection with a change in control of the company) base salary and target bonus. Mr. Chiasson will also be eligible for all standard benefits available to Company executives.

In recognition of Mr. Etnyre’s increased responsibilities as Chief Financial Officer, effective as of March 1, 2010, Mr. Etnyre’s annual salary will be increased to $275,000.

In connection with Mr. Dodd’s appointment as Chief Operating Officer, the Board approved a modification of the circumstances under which the Company may be obligated to make certain severance payments to him, including the acceleration of certain equity awards, if he terminates his employment for “good reason.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc. (Registrant)

Date: February 12, 2010	By:	/s/ William B. Chiasson
William B. Chiasson
Chief Financial Officer